As filed with the Securities and Exchange Commission on May 12, 2005
                                                    Registration No. 333- 124043
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ___________________

                                  NELNET, INC.
             (Exact name of registrant as specified in its charter)
                               ___________________

         Nebraska                                      84-0748903
(State or other jurisdiction            (I.R.S. Employer Identification Number)
of incorporation or organization)

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
                                                                        Terry J. Heimes
                                                                     Chief Financial Officer
                                                                           Nelnet, Inc.
                                                                121 South 13th Street, Suite 201
          121 South 13th Street, Suite 201                           Lincoln, Nebraska 68508
               Lincoln, Nebraska 68508                              Telephone: (402) 458-2303
              Telephone: (402) 458-2370                             Facsimile: (402) 458-2294
 (Address, including zip code, and telephone number,    (Name, address, including zip code, and telephone
   including area code, of registrant's principal      number, including area code, of agent for service)
                  executive office)


                                                Copies to:
                Gerald S. Tanenbaum, Esq.                           Daniel F. Kaplan, Esq.
               Cahill Gordon & Reindel LLP                 Perry, Guthery, Haase & Gessford, P.C., L.L.O.
                   80 Pine Street                               233 South 13th Street, Suite 1400
              New York, New York 10005                               Lincoln, Nebraska 68508
              Telephone: (212) 701-3000                             Telephone: (402) 476-9200
              Facsimile: (212) 269-5420                             Facsimile: (402) 476-0094

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     Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                Explanatory Note

     The sole purpose of this Amendment is to file Exhibits 25.1 and 25.2 and to amend Exhibits 4.1 and 4.3 to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The Prospectus is unchanged and has been omitted.

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, incurred in connection with the distribution of the securities being registered (all amounts are estimated except the SEC registration fee).

      SEC registration fee................................          $   88,275
      Printing and engraving expenses.....................             200,000
      Legal fees and expenses.............................             250,000
      Rating agency fees..................................             200,000
      Accounting fees and expenses........................             250,000
      Trustees and transfer agents fees...................             100,000
      Miscellaneous.......................................              50,000
                                                                    -----------
      Total...............................................          $1,138,275*
                                                                    ===========

* All expenses, except the SEC registration fee, are estimated.

Item 15.  Indemnification of Directors and Officers.

     Under the Nebraska Business Corporation Act, a Nebraska corporation may provide indemnification to directors and officers for judgments, fines, settlements and expenses, including attorney's fees, incurred in connection with any threatened, pending or completed action, suit or proceeding other than an action by or in the right of the corporation. This applies to any civil, criminal, investigative or administrative action provided that the director or officer involved acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The corporation may also provide indemnification to directors and officers for judgments, fines, settlements and expenses, including attorney's fees, incurred in connection with any threatened, pending or completed action or suit by or in the right of the corporation if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter in which such person is adjudged to be liable for negligence or misconduct in the performance of his duties to the corporation unless the court in which the action is brought deems indemnity proper. The grant of indemnification to a director or officer shall be determined by a majority of a quorum of disinterested directors, by a written opinion from independent legal counsel or by the shareholders. Indemnification shall be provided to any directors and officers for expenses, including attorney's fees, actually and reasonably incurred in the defense of any action, suit or proceeding to the extent that he or she has been successful on the merits.

     The registrant's amended and restated articles of incorporation provide that the registrant shall, to the maximum extent and in the manner permitted by the Nebraska Business Corporation Act, indemnify each of its directors, officers, employees and agents against expenses, including attorney's fees, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the registrant. The registrant shall pay expenses incurred in defending any civil or criminal action or proceeding for which indemnification is available in advance of the final disposition of such action or proceeding, following authorization thereof by the board of directors in the case of an employee or agent, upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall be ultimately determined by final judicial

     In addition, the registrant's amended and restated articles of incorporation provide that the registrant may purchase and maintain insurance on behalf of any person who is or was an agent of the registrant against any liability asserted against or incurred by such person in such capacity arising out of such person's status as such, whether or not the registrant would have the power to indemnify him or her against such liability under the registrant's amended and restated articles of incorporation and the Nebraska Business Corporation Act. The registrant has obtained insurance for the benefit of its officers and directors insuring such persons against liabilities, including liabilities under the securities laws.

     The registrant's amended and restated articles of incorporation also limit the personal liability of the directors and officers of the registrant for breaches of fiduciary duty to the registrant or its shareholders, except in certain circumstances including (1) breach of the duty of loyalty to the registrant or its shareholders, (2) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) acts or omissions for which the Nebraska Business Corporation Act does not permit indemnity for directors under Section 21-2018(2)(e) of the Nebraska Business Corporation Act, which include intentional infliction of harm on the registrant or its shareholders, voting for or assenting to an unlawful distribution and intentional violation of criminal law, or (4) any transaction from which the director derived an improper personal benefit.

Item 16.  Exhibits.

     See Exhibit Index immediately preceding the Exhibits.

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
          Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective.

     (7) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lincoln, Nebraska on May 12, 2005.

                        NELNET, INC.


                        By:  /s/ Michael S. Dunlap
                             -----------------------------------------------
                             Name:   Michael S. Dunlap
                             Title:  Chairman and Co-Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

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        Signature                                             Title                                Date
        ---------                                             -----                                ----

                                                           Chairman and
  /s/ Michael S. Dunlap                             Co-Chief Executive Officer                     May 12, 2005
-----------------------------------             (Co-Principal Executive Officer)
    Michael S. Dunlap

                                                    Vice Chairman and Co-Chief
            *                                           Executive Officer                          May 12, 2005
-----------------------------------             (Co-Principal Executive Officer)
  Stephen F. Butterfield


                                                     Chief Financial Officer
            *                               (Principal Financial Officer and Principal             May 12, 2005
-----------------------------------                      Accounting Officer)
     Terry J. Heimes

            *                                                Director                              May 12, 2005
-----------------------------------
       Don R. Bouc


                                                             Director                              May 12, 2005
-----------------------------------
      James P. Abel

            *                                                Director                              May 12, 2005
-----------------------------------
    Michael D. Reardon

            *                                                Director                              May 12, 2005
-----------------------------------
      Arturo Moreno

            *                                                Director                              May 12, 2005
-----------------------------------
    Brian J. O'Connor

            *                                                Director                              May 12, 2005
-----------------------------------
    Thomas E. Henning

            *                                                Director                              May 12, 2005
-----------------------------------
     James H. VanHorn

* By: /s/ Michael S. Dunlap
      -----------------------------
          Name: Michael S. Dunlap
          Title: Attorney-in-Fact

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


                                    EXHIBITS

Exhibit
Number        Description
------        -----------

1.1* Form of Underwriting Agreement (Nelnet, Inc. Equity)

1.2* Form of Underwriting Agreement (Nelnet, Inc. Debt)

1.3* Form of Underwriting Agreement (Nelnet, Inc. Stock Purchase Contracts)

1.4* Form of Underwriting Agreement (Nelnet, Inc. Stock Purchase Units)

4.1** Form of Nelnet, Inc. Senior Debt Securities Indenture

4.2* Form of Nelnet, Inc. Senior Debt Security

4.3** Form of Nelnet, Inc. Subordinated Debt Securities Indenture

4.4* Form of Nelnet, Inc. Subordinated Debt Security

4.5* Form of Nelnet, Inc. Standard Stock Warrant Agreement

4.6* Form of Nelnet, Inc. Standard Stock Warrant Certificate

4.7* Form of Standard Stock Purchase Contract Agreement

5.1*** Opinion of Perry, Guthery, Haase & Gessford, P.C., L.L.O. regarding legality of certain securities being offered

5.2*** Opinion of Cahill Gordon & Reindel LLP regarding legality of certain securities being offered

12.1*** Statement of Ratio of Earnings to Fixed Charges and Preferred Stock
     Dividends

23.1*** Consent of Perry, Guthery, Haase & Gessford, P.C., L.L.O. (included as part of Exhibit 5.1)

23.2*** Consent of Cahill Gordon & Reindel LLP (included as part of Exhibit 5.2)

23.3*** Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1*** Powers of Attorney authorizing execution of registration statement on Form S-3 on behalf of certain directors and officers of Nelnet, Inc.

25.1** Form T-1 Statement of Eligibility of Trustee (Nelnet, Inc. Senior Debt
     Securities Indenture)

25.2** Form T-1 Statement of Eligibility of Trustee (Nelnet, Inc. Subordinated
     Debt Securities Indenture)

_______________________

* To be filed as an amendment to this registration statement or as an exhibit to an Exchange Act report of the registrant and incorporated herein by reference.

**   Filed herewith.

***  Previously filed.